Exhibit 99.2

NEWS RELEASE

LANCER NAMES NEW CHIEF FINANCIAL OFFICER

San Antonio, Texas,  March 10, 2003 - Lancer Corporation (AMEX: LAN) announced that Mark L. Freitas has been named Chief Financial Officer.  Mr. Freitas replaces Richard N. Winter, who is leaving Lancer to pursue other interests.

Mr. Freitas, 42, joined Lancer in 1998, and has served as corporate controller since 1999.  Mr. Freitas has extensive financial experience, working for ten years in public accounting, and as a Senior Corporate Auditor and Cost Manager with Bausch & Lomb, Inc.

Lancer is a leading manufacturer and distributor of beverage dispensing equipment and related parts and components serving customers worldwide.  The Company, headquartered in San Antonio, Texas, has manufacturing facilities in San Antonio, Texas; Adelaide, Australia; and Piedras Negras, Mexico.  Lancer operates distribution centers in Chicago, Illinois; Sydney, Australia; Brussels, Belgium; Quito, Ecuador; Monterrey, Mexico; Auckland, New Zealand; and Moscow, Russia.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions investors that any forward-looking statements or projections made by the Company, including those made in this document, are subject to risks and uncertainties that may cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, uncertainties related to economic conditions and market demand for the Company’s products.

Contact:	Scott Adams
Lancer Corporation
6655 Lancer Blvd.
San Antonio, Texas 78219
(210) 310-7065